GLOBAL STOCK OPTION AGREEMENT
UNDER THE GUIDEWIRE SOFTWARE, INC.
AMENDED AND RESTATED 2020 STOCK PLAN
Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:    $
    [FMV on Grant Date]
Grant Date:
Expiration Date:
Option Type:                Non-Qualified Stock Option
This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Pursuant to the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan as amended through the date hereof (the “Plan”), Guidewire Software, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Global Stock Option Agreement (the “Option Agreement”), including any additional terms and conditions for the Optionee’s country set forth in the appendix attached hereto (the “Appendix” and, together with the Option Agreement, the “Agreement”) and in the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder in circumstances involving the Optionee’s death or disability [and to any Company leave of absence policy in effect], this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee continues to be employed with the Company or an Affiliate on such dates:

Incremental Number of Option Shares Exercisable[*]	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
Notwithstanding anything in this Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Option Shares shall be treated as provided in Section 3(c) of the Plan[ provided; however that the Stock Option and the Option Shares shall be subject to any executive agreement by and between the Optionee and the Company, as applicable (the “Executive Agreement”)].
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. For the avoidance of doubt, being employed with the Company or an Affiliate for only a portion of the vesting period, but where the Optionee’s employment has terminated prior to a vesting date, will not entitle the Optionee to vest in and exercise a pro-rata portion of this Stock Option on such vesting date or any future vesting date.
2.Manner of Exercise.
(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator (or such other person or entity as the Administrator may designate) of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) if permitted by the Administrator through the delivery (or attestation of ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii)  by the Optionee delivering to the Company (or such person or entity as the Company may designate) a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure or (iv) a combination of (i), (ii), and (iii) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and

(iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses (and the Administrator permits) to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.Termination of Employment. If the Optionee’s employment with the Company or an Affiliate (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate).
(a)Termination Due to Death. If the Optionee’s employment with the Company or an Affiliate terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)Termination Due to Disability. If the Optionee’s employment with the Company or an Affiliate terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of twelve (12) months from the date of termination due to disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination due to disability shall terminate immediately and be of no further force or effect.
(c)Termination for Cause. If the Optionee’s employment with the Company or an Affiliate terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Optionee and the Company or an Affiliate, as applicable, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company or any Affiliate.

(d)Other Termination. If the Optionee’s employment with the Company or an Affiliate terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
For purposes of this Stock Option, the Optionee’s employment with the Company or an Affiliate will be considered terminated and termination date shall be deemed to occur as of the date the Optionee is no longer actively providing services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any). Unless otherwise determined by the Company, the Optionee’s right to vest in the Stock Option, if any, will terminate and the Optionee's right to exercise any vested Stock Option will be measured as of such date and, in either case, will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of this Stock Option (including whether the Optionee may still be considered to be providing services while on a leave of absence).
The Administrator’s determination of the reason for termination of the Optionee’s employment with the Company or an Affiliate shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.
5.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.Tax Withholding. Regardless of any action that the Company, or if different, an Affiliate to which the Optionee provides service (collectively, the “Employer”) takes with respect to any or all income tax, social insurance, fringe benefits tax, payroll tax, payment on account, or other tax-related items related to the Optionee’s participation in the Plan and legally applicable or deemed applicable to him or her (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including, without limitation, the grant, vesting, or exercise of the Stock Option, the issuance of Stock upon exercise, the subsequent sale of Stock acquired pursuant to such issuance, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. The Optionee shall not make any claim against the Company or its Board, officers or employees related to Tax-Related Items arising from this Stock Option. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
        Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    requiring a cash payment by the Optionee to the Company and/or the Employer; or
(b)    withholding from the Optionee’s wages or other cash compensation payable to him or her by the Company and/or the Employer; or
(c)    withholding from proceeds of the sale of Stock acquired upon exercise of the Stock Options, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); or
(d)    any other withholding method determined by the Company to be in compliance with applicable laws and permitted under the Plan.
        The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in the Optionee’s jurisdiction(s). In the event of over-withholding, the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock, or if not refunded, the Optionee may seek a refund from the applicable tax authorities. In the event of under-withholding, the Optionee may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full number of Option Shares subject to the exercised Stock Option, notwithstanding that a number of the Option Shares is held back solely for the purpose of paying the Tax-Related Items..
The Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Option Shares or the proceeds of the sale of the Option Shares acquired upon the exercise of this Stock Option, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
7.Clawback Acknowledgements.
(a)The Optionee agrees that this Option Agreement and the Stock Option hereunder are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time, including, without limitation, the Company’s Compensation Recovery Policy, as amended and/or restated from time to time (the “Clawback Policy”) and the Company’s Supplemental Recovery Policy, as amended and/or restated from time to time (the “Supplemental Clawback Policy”); and (ii) applicable law.

(b)In consideration of this Stock Option, the Optionee further agrees that all Incentive-Based Compensation (as defined in the Clawback Policy and Supplemental Clawback Policy, as applicable) received by the Optionee after the Effective Date (as defined in the Clawback Policy and the Supplemental Clawback Policy, as applicable) is subject to recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable.
(c)The Optionee agrees that the Optionee is not entitled to indemnification for any recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable, and, to the extent any agreement or organizational document purports to provide otherwise, the Optionee hereby irrevocably agrees to forego such indemnification.
(d)The Optionee agrees to take all required action in a reasonably prompt manner, as applicable, to enable any reduction, cancellation, forfeiture or recoupment of this Stock Option and any other Incentive-Based Compensation in order to enable the enforcement of the Clawback Policy, Supplemental Clawback Policy and applicable law.
(e)The Optionee has received and has had an opportunity to review the Plan, the Clawback Policy and the Supplemental Clawback Policy.
8.Nature of Award. In accepting this Stock Option, the Optionee acknowledges, understands, and agrees that:
(a)Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s employment or any other Service Relationship with the Company or an Affiliate, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the Optionee’s employment or any other Service Relationship with the Company or an Affiliate at any time.
(b)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;
(c)the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future stock options, or benefits in lieu of stock options, even if such grants have been made in the past;
(d)all decisions with respect to future Stock Options, if any, will be at the sole discretion of the Company;
(e)the Optionee’s participation in the Plan is voluntary;
(f)this Award and the shares of Stock subject to this Stock Option, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(g)this Stock Option and the shares of Stock subject to this Award, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)the future value of the shares of Stock subject to this Stock Option is unknown, indeterminable and cannot be predicted with certainty;

(i)if the underlying shares of Stock subject to the Stock Option do not increase in value, the Stock Option will have no value;
(j)if Optionee exercises the Stock Option and acquires shares of Stock, the value of such shares of Stock may increase or decrease, even below the Option Exercise Price per Share;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of this Stock Option resulting from termination of the Optionee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee renders service or the terms of the Optionee’s employment agreement, if any);
(l)for purposes of the Stock Option, the Optionee’s employment will be considered terminated as of the date the Optionee is no longer actively providing services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee renders service or the terms of the Optionee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Optionee’s right to continue to vest in the Stock Option, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Optionee renders service or the terms of the Optionee’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when the Optionee’s active employment is terminated for purposes of this Stock Option (including whether the Optionee may still be considered to actively be providing services while on a leave of absence);
(m)unless otherwise agreed with the Company in writing, the Stock Option and the shares of Stock subject to this Stock Option, and the income from and value of the same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of an Affiliate;
(n)unless otherwise provided in the Plan or by the Company in its discretion, the Stock Option and the benefits evidenced by this Agreement do not create any entitlement to have the Stock Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and
(o)the following provisions apply only if the Optionee is providing services outside the United States:
(i)the Stock Option and the shares of Stock subject to the Stock Option and the income from and value of the same, are not part of normal or expected compensation or salary for any purpose;
(ii)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the U.S. Dollar that may affect the value of the Stock Option or of any amounts due to the Optionee pursuant to the settlement of the Stock Option or the subsequent sale of any shares of Stock acquired upon settlement.
9.Integration. This Agreement [and the Executive Agreement] constitute[s] the entire agreement[s] between the parties with respect to this Stock Option and supersede[s] all prior agreements and discussions between the parties concerning such subject matter.

10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.Notices. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service or comparable non-US postal service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation (or other overnight courier service approved by the Company), with shipping charges prepaid or (iv) the date on which an electronic notification is received. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Paragraph.
12.Miscellaneous Provisions.
(a)Governing Law; Choice of Venue. The Stock Option and the provisions of this Agreement shall be governed by and constructed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Stock Option or this Agreement and/or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of San Mateo, California, or the United States federal courts for the Northern District of California, and no other courts, where the grant of the Stock Option is made and/or to be performed.
(b)Language. The Optionee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee receives the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(c)Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.
(d)Appendix. Notwithstanding any provisions in this Option Agreement, this Stock Option shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Optionee, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
(e)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Stock Option and on any shares of Stock acquired under the Plan, to the extent that the Company determines that it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(f)Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
(g)No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or his or her acquisition or sale of the shares of Stock subject to this Stock Option. The Optionee is solely responsible for taking all appropriate legal advice, notably concerning U.S. and local country tax and social insurance regulations, when signing this Agreement, or selling the shares of Stock acquired upon settlement of the Stock Option, or more generally when making any decision in relation with this Stock Option, this Agreement or otherwise under the Plan. The Company does not represent or guarantee that the Optionee may benefit from specific provisions under said regulations and the Optionee shall on his or her own efforts receive proper information in this respect. The Optionee understands and agrees that he or she should consult with his or her personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(h)Electronic Delivery of Documents. The Optionee agrees that the Company may decide, in its sole discretion, to deliver by email or other electronic means any documents relating to the Plan or this Stock Option (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email.
(i)Insider-Trading/Market-Abuse Laws. The Optionee acknowledges that, depending on his or her country, he or she may be subject to insider-trading restrictions and/or market-abuse laws, which may affect the Optionee’s ability to purchase or sell shares of Stock acquired under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. The Optionee is responsible for complying with any applicable restrictions and is advised to speak to his or her personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in the Optionee’s country.
(j)Foreign Asset/Account Reporting Requirements; Exchange Controls. The Optionee acknowledges that his or her country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect his or her ability to acquire or hold shares of Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Stock acquired under the Plan) in a brokerage or bank account outside his or her country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to be compliant with such regulations and is encouraged to consult his or her personal legal advisor for any details.

Guidewire Software, Inc.
By:
    Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.
Dated:
Optionee’s Signature

Optionee’s name and address:

APPENDIX TO
GLOBAL STOCK OPTION AGREEMENT
UNDER THE
GUIDEWIRE SOFTWARE, INC.
AMENDED AND RESTATED 2020 STOCK PLAN

Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Global Stock Option Agreement (the “Option Agreement”) or, if not defined therein, the Plan.
TERMS AND CONDITIONS
This Appendix, which is part of the Agreement, includes additional terms and conditions that govern the Stock Option and that will apply to the Optionee if he or she resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident of a country other than the one in which the Optionee resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company, in its discretion, will determine to what extent terms and conditions contained herein shall be applicable to the Optionee.
NOTIFICATIONS
This Appendix also includes information regarding securities, exchange control and certain other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2022. Such laws are often complex and change frequently. As a result, the Optionee should not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when the Stock Option become vested, exercised and/or when any shares of Stock acquired upon exercise are sold.
In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation. As a result, the Company is not in a position to assure the Optionee of any particular result. The Optionee therefore should to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her particular situation.
Finally, if the Optionee is a citizen or resident of a country other than the one in which the Optionee resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date,, then the notifications contained herein may not apply to him or her in the same manner.

ALL NON-U.S. JURISDICTIONS
Data Privacy Consent. The following provision replaces Paragraph 10 of the Option Agreement:

Consent to Personal Data Processing and Transfer. By accepting the Stock Option via the Company’s acceptance procedure, the Optionee is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(a)Declaration of Consent. The Optionee understands that the Optionee must review the following information about the processing of the Optionee’s personal data by or on behalf of the Company and its Subsidiaries and Affiliates as described in this Agreement and any materials related to the Stock Option (the “Personal Data”) and declare his or her consent. As regards the processing of the Optionee’s Personal Data in connection with the Plan and this Agreement, the Optionee understands that the Company is the controller of the Optionee’s Personal Data.
(b)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Optionee for purposes of allocating shares of Stock and implementing, administering and managing the Plan. The Personal Data processed by the Company includes, without limitation, the Optionee’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Affiliates, details of all Awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor. The legal basis for the processing of the Optionee’s Personal Data, where required, is the Optionee’s consent.
(c)Stock Plan Administration Service Providers. The Optionee understands that the Company transfers the Optionee’s Personal Data, or parts thereof, to (i) E*Trade Corporate Financial Services, Inc. and its affiliated companies (“E*Trade”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share the Optionee’s Personal Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for the Optionee to receive and trade shares of Stock acquired under the Plan and the Optionee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Optionee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*Trade, are based in the United States. If the Optionee is located outside the United States, the Optionee’s country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of the Optionee’s Personal Data is the Optionee’s consent.
(e)Data Retention. The Company will process the Optionee’s Personal Data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond Optionee’s end of Service Relationship. In the latter case, the Optionee understands and acknowledges that the Company’s legal basis for the processing of the Optionee’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs the Optionee’s Personal Data for any of the above purposes, the Optionee understands the Company will remove it from its systems.
(f)Voluntariness and Consequences of Denial/Withdrawal of Consent. The Optionee understands that any participation in the Plan and his or her consent are purely voluntary. The Optionee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Optionee denies or later withdraws his or her consent, the Company can no longer offer participation in the Plan or grant equity awards to the Optionee or administer or maintain such awards, and the Optionee will no longer be eligible to participate in the Plan. The Optionee further understands that denial or withdrawal of his or her consent would not affect his or her status or salary as an employee or his or her career and that the Optionee would merely forfeit the opportunities associated with the Plan.
(g)Data Subject Rights. The data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Optionee is based and subject to the conditions set out in the applicable law, the Optionee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Optionee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Optionee that is inaccurate, incomplete or out- of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Optionee’s Personal Data in certain situations where the Optionee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Optionee’s Personal Data that the Optionee has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Optionee’s employment and is carried out by automated means. In case of concerns, the Optionee may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Optionee’s rights the Optionee should contact the Optionee’s local human resources representative.
AUSTRALIA
Notifications
Securities Law Information. If Optionee offers any shares of Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and this Agreement). Optionee should consult his or her personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.
Tax Consideration. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions of the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold and international fund transfers. The Australian bank assisting with the transaction may file the report on the Optionee's behalf. If there is no Australian bank involved in the transfer, the Optionee will be required to file the report. The Optionee should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
CANADA
Terms and Conditions
Non-Qualified Securities. All or a portion of the shares of Common Stock subject to the Option may be "non-qualified securities" within the meaning of the Income Tax Act (Canada). The Company will provide the Optionee with additional information and/or appropriate notification regarding the characterization of the Stock Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.
Manner of Exercise. The following provision supplements Paragraph 2 of the Option Agreement:
Notwithstanding anything in the Plan to the contrary, the Optionee is prohibited from surrendering shares of Stock the Optionee already owns or attesting to the ownership of shares of Stock to pay the Option Exercise Price per Share or any Tax-Related Items in connection with the Stock Option.
Termination of Employment. The following provision replaces Paragraph 8(l) of the Option Agreement:
For purposes of the Stock Option, unless otherwise provided for in the Option Agreement, the Optionee’s Service Relationship will be considered terminated as of the date that is the earliest of (a) the date the Optionee's employment is terminated; (b) the date the Optionee receives notice of termination of employment; or (b) the date the Optionee is no longer providing services to the Company or any Affiliate (in all cases regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee renders service or the terms of the Optionee’s employment agreement, if any). Unless otherwise expressly provided in this Agreement or determined by the Company, the Optionee’s right to continue to vest in the Stock Option, if any, will terminate effective as of such date and will not be extended any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. The Administrator shall have the exclusive discretion to determine when the Optionee’s employment is terminated for purposes of this Stock Option (including whether the Optionee may still be considered providing services while on a leave of absence).
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Optionee’s right to vest in the Stock Option under the Plan, if any, will terminate effective as of the last day of the Optionee’s minimum statutory notice period, but the Optionee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Optionee’s statutory notice period, nor will the Optionee be entitled to any compensation for lost vesting
The following provisions apply to the Stock Option if the Optionee is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Personal Data Authorization. The following provision supplements the Data Privacy Consent, set forth above in this Appendix:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Optionee further authorizes the Company, the Employer and its other Affiliates to disclose and discuss with their advisors the Optionee’s participation in the Plan. The Optionee also authorizes the Company, the Employer and its other Affiliates to record such information and to keep it in his or her employment file. If the Optionee is resident in Quebec, the Optionee acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. The Optionee acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Optionee or the administration of the Plan.
Notifications
Securities Law Information. The Optionee is permitted to sell shares of Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Stock are listed. The shares of Stock are currently listed on the New York Stock Exchange.
Foreign Account/Asset Reporting Information. If the Optionee is a Canadian resident, the Optionee is required to report annually on Form T1135 (Foreign Income Verification Statement) the foreign specified property (including shares of Stock acquired under the Plan) he or she holds if the total cost of such foreign specified property exceeds C$100,000 at any time during the year. Unvested Stock Options also must be reported (generally at nil cost) on Form T1135 if the C$100,000 threshold is exceeded due to other foreign property the Optionee holds. If shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Stock. The ACB would normally equal the fair market value of the shares of Stock at vesting, but if the Optionee owns other shares, this ACB may have to be averaged with the ACB of the other shares. The Form T1135 must be filed at the same time the Optionee files his or her annual tax return. The Optionee is advised to consult with a personal advisor to ensure he or she complies with the applicable reporting obligations.
FRANCE
Terms and Conditions

Language Consent. In accepting this Stock Option, the Optionee confirms having read and understood the Plan and the Agreement which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Bénéficiaire de l’Option confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. le Bénéficiaire de l’Option accepte les termes de ces documents en connaissance de cause.

Notifications

Nature of Grant. This Stock Option is not intended to qualify for special tax and social security treatment applicable to stock options granted under Section L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.

Foreign Asset/Account Reporting Information. If the Optionee is a French resident, the Optionee must declare all of the Optionee’s foreign bank and brokerage accounts in which he or she holds cash or securities, including the accounts that were opened and/or closed during the tax year, on an annual basis on a special form N° 3916, together with the Optionee’s income tax return

Exchange Control Information. The Optionee must report the value of any cash or securities that the Optionee brings into France or sends out of France without the use of a financial institution to the French Customs and Excise Authorities when the value of such cash or securities reaches or exceeds the threshold amount.

GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Optionee receives cross-border payments in excess of €12,500 in connection with the sale of securities (including shares of Stock acquired under the Plan) or the receipt of dividends paid on such shares of Stock, the Optionee must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English. The Optionee is advised to consult a personal legal advisor to ensure compliance with applicable reporting obligations.
Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, Optionee understands that Optionee will need to report the acquisition when Optionee files his or her tax return for the relevant year. A qualified participation is attained only if (a) the value of the shares of Stock acquired exceeds €150,000 and the Optionee holds 1% or more of the total shares of Stock, or (b) the Optionee holds shares of Stock exceeding 10% of the Company’s total Stock. Optionee should contact his or her personal advisor for further information regarding whether Optionee's acquisition of Stock under the Plan will result in a qualified participation.
IRELAND
No country-specific provisions.
INDIA
Terms and Conditions
Manner of Exercise. The following provision supplements Paragraph 2 of the Option Agreement:
Due to legal considerations in India, the Optionee will not be permitted to pay the Exercise Price per Share by a broker-assisted cashless exercise in which the Optionee irrevocably instruct a broker to sell a portion of the shares of Stock for which the Stock Option is being exercised and deliver the proceeds of the sale to the Company in payment of the Exercise Price per Share of such shares of Stock and, if applicable, in payment of Tax-Related Items. The Optionee may, however, pay the Exercise Price per Share by a broker-assisted cashless exercise in which the Optionee irrevocably instructs a broker to sell all of the shares of Stock for which the Stock Option is being exercised and deliver the proceeds of the sale to the Company in payment of the Exercise Price per Share of such shares of Stock and, if applicable, in payment of Tax-Related Items. The Company reserves the right to allow additional methods of payment depending on the development of local law.
Notifications
Exchange Control Information. Exchange control laws and regulations in India require that all proceeds resulting from the sale of shares of Stock and any dividends received in relation to the shares of Stock be repatriated to India within such time as prescribed under applicable Indian exchange control laws, as may be amended from time to time. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank into which foreign currency is deposited and retain the FIRC as evidence of repatriation of funds in the event that the Reserve Bank of India or the Service Recipient requests proof of repatriation.
Foreign Asset/Account Reporting Information. Foreign bank accounts and any foreign financial assets (including shares of Stock held outside India) must be reported in the annual Indian personal tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with his or her personal advisor in this regard.
POLAND
Notifications
Exchange Control Information. If the Optionee holds foreign securities (including shares of Stock) and maintains accounts abroad, the Optionee may be required to file certain reports with the National Bank of Poland on the transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000 in the aggregate. If required, the Optionee must file reports on the transactions and balances of the accounts on a quarterly basis on special forms available on the website of the National Bank of Poland.
Further, if the Optionee transfers funds in excess of €15,000 into Poland in connection with the sale of shares of Stock under the Plan, the funds must be transferred via a bank account held at a bank in Poland. The Optionee is required to maintain all documents related to foreign exchange transactions for a period of five years, in case of a request for their production from the Bank of Poland.
SPAIN
Terms and Conditions
No Entitlement for Claims or Compensation. By accepting the Stock Option, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Optionee understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Stock Options under the Plan to individuals who may be employees of the Employer, the Company or its other Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any Stock Option will not economically or otherwise bind the Employer, the Company or its other

Affiliates on an ongoing basis. Consequently, the Optionee understands that the Stock Options are granted on the assumption and condition that the Sock Option and the shares of Stock acquired upon settlement shall not become a part of any employment contract (either with the Employer, the Company or any of its other Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that grant of Stock Option would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Stock Options shall be null and void.
Further, the vesting of the Stock Options is expressly conditioned on the Optionee’s continued employment, such that if the Optionee’s status as an employee terminates for any reason whatsoever, the Stock Options may, subject to the terms of the Option Agreement, cease vesting immediately, in whole or in part, effective on the date of the Optionee ceases to be an employee. This will be the case, for example, unless otherwise provided for in the Option Agreement, even if (a) the Optionee is considered to be unfairly dismissed without good cause; (b) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Optionee ceases to be an employee due to a change of work location, duties or any other employment or contractual condition; (d) the Optionee ceases to be an employee due to a unilateral breach of contract by the Employer, the Company or its other Affiliates; or (e) the Optionee ceases to be an employee for any other reason whatsoever. Consequently, once the Optionee ceases to be an employee any of the above reasons, the Optionee may automatically lose any rights to Stock Options that were not vested on the date of the Optionee’s termination of employment, as described in the Plan and the Agreement.
The Optionee acknowledges that he or she has read and specifically accepts the conditions referred to in Paragraphs 3 and 8 of the Option Agreement.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Stock Option. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWITZERLAND
Notifications
Securities Law Notification. The Option Agreement, this Appendix and any other materials relating to the Stock Option (a) do not constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may not be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (c) has not been and will not be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

UNITED KINGDOM
Terms and Conditions

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of participation in the Plan and settlement of any Stock Option upon vesting, the Optionee hereby irrevocably agrees to accept any liability for secondary Class 1 National Insurance contributions and, to the extent permissible, the employer portion of the Health and Social Care Levy (the “Employer NICs”) that may be payable by the Company or the Employer (and any successor to the Company and/or the Employer) in connection with the Stock Options and any event giving rise to Tax-Related Items. Without prejudice to the foregoing, the Optionee agrees to execute a joint election with the Company and/or the Employer in such form as the Company may determine (the “Joint Election”), and any other required consent or election requested by the Company. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company or the Employer. The Optionee further agrees that the Company and the Employer (and any successor to the Company and/or the Employer) may collect the Employer NICs from the Optionee by any of the means set forth in Paragraph 6 of the Option Agreement.
If the Optionee does not enter into a Joint Election prior to exercise of the Stock Option, the Stock Option shall not be settled unless and until he or she enters into a Joint Election, and no shares of Stock will be issued to the Optionee under the Plan, without any liability to the Company, the Employer, or any other Affiliate.
Tax Withholding. The following provision supplements Paragraph 6 of the Option Agreement:
Without limitation to Paragraph 6 of the Option Agreement, the Optionee agrees that he or she is liable for all Tax-Related Items, including, to the extent permissible, the Employer’s portion of the Health and Social Care levy, and hereby covenants to pay all such Tax-Related Items as and when requested by the Company, the Employer or by HM Revenue & Customs ("HMRC") (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify and keep indemnified the Company and the Employer (and any successor to the Company and/or the Employer) against any Tax-Related Items that they are required to pay or withhold on or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf. For the purposes of the Option Agreement, Tax-Related Items include (without limitation) employment income tax, employee National Insurance contributions and the employee portion of the Health and Social Care levy.
Notwithstanding the foregoing, if the Optionee is an executive officer or director (within the meaning of Section 13(k) of the Exchange Act), the Optionee acknowledges that may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Optionee, as it may be considered a loan. In such case, if the amount of any income tax due is not collected from or paid by the Optionee within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to the Optionee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or the Employer (and any successor to the Company and/or the Employer) the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in Paragraph 6 of the Option Agreement.

NICs JOINT ELECTION FOR UK PARTICIPANTS FOR THE GUIDEWIRE SOFTWARE, INC. AMENDED AND RESTATED 2020 STOCK PLAN

(the “Election”)

Important Note on the Election to Transfer Employer’s NICs

As a condition of your participation in the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan, you are required to enter into the Election to transfer to you any liability for employer National Insurance contributions (“Employer NICs”) that may arise in connection with your participation in the Plan.

By accepting your stock option award (the “Award”) (whether by signing the applicable award or by clicking on the “ACCEPT” box as part of the Company’s online acceptance procedures) or by separately accepting the Election (whether in hard copy or by clicking on the “ACCEPT” box), you indicate your acceptance to transfer Employer’s NICs and to be bound by the terms of the Election. You should read this important note and the Election in their entirety before accepting the applicable award agreement and the Election. Please print and keep a copy of the Election for your records.

By entering into the Election:

•you agree that any Employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•you authorise your employer to recover an amount sufficient to cover this liability by such methods as set forth in Paragraph 6 of the Option Agreement including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your Awards; and

•you acknowledge that the Company or your employer may require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election even if you have accepted the applicable award agreement or the Election through the Company’s electronic acceptance procedure.

You understand that by providing your signature or acceptance and thereby enrolling into the Plan, you are agreeing to be bound by the terms of the Joint Election.

Please print and keep a copy of the Election for your records.

Joint Election for Transfer of Liability for

Employer National Insurance Contributions to Employee

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options and/or restricted stock units (the “Awards”) pursuant to the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan (the “Plan”), and

B.Guidewire Software, Inc., a Delaware corporation, with registered offices at 2850 S. Delaware Street, Suite 100, San Mateo, CA 94403, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.Introduction

1.1This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2In this Election the following words and phrases have the following meanings:

(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)“Relevant Employment Income” from Awards on which Employer's National Insurance Contributions becomes due is defined as:

(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)the acquisition of securities pursuant to the Awards (within the meaning of section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant

Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election (including by electronic signature process) or by accepting the Awards (including by electronic signature or acceptance process if made available by the Company), as applicable, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.Payment of the Employer’s Liability

1.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(a)by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(b)directly from the Employee by payment in cash or cleared funds; and/or

(c)by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to HM Revenue & Customs (“HMRC”) by the due date; and/or

(d)by any other means specified in the applicable Award agreement entered into between the Employee and the Company.

1.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

1.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.Duration of Election

4.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2     Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3     This Election will continue in effect until the earliest of the following:

(a)the date on which the Employee and the Company agree in writing that it should cease to have effect;

(b)the date on which the Company serves written notice on the Employee terminating its effect;

(c)the date on which HMRC withdraws approval of this Election; or

(d)the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.

4.4     This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

The Employee acknowledges that, by electronically accepting or signing this Election (including by electronic signature process) or by accepting the Awards (including by electronic signature process if made available by the Company), the Employee agrees to be bound by the terms of this Election.

……………………………………….. …./…./……….
Signature (Employee) Date

Acceptance by the Company

The Company acknowledges that, by signing this Election (including by electronic signature process) or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on
behalf of the Company        ____________________

Position        ____________________

Date        ____________________

Schedule of Employer Companies

The employing companies to which this Election relates include:

Name	Guidewire Software (UK) Ltd.
Registered Office:	4th Floor, 9 Cloak Lane London EC4R 2RU, U.K.
Company Registration Number:	05427894
Corporation Tax Reference:	18293 29999
PAYE Reference:	951 / BZ75816